Exhibit 16.2




November 26, 2001


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir:


We have read the (a) paragraph of Item 4 included in the Form 8-K/A dated November 14, 2001 of Birner Dental Management Services, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


     /s/
  Arthur Andersen LLP



  Copy to:    Mr. Dennis Genty, CFO
              Birner Dental Management Services, Inc.